                                                                    CONFIDENTIAL

                                                                    EXH. 99C-(3)

                               [LOGO CSFBdirect.]

                                 Presentation to
                The Special Committee of The Board of Directors
                   of Credit Suisse First Boston (USA), Inc.


--------------------------------------------------------------------------------
LAZARD                                                             July 10, 2001

                                                              [LOGO CSFBdirect.]
--------------------------------------------------------------------------------

Table of Contents

                                                                             Tab
                                                                             ---

     Overview of Proposed Transaction .....................................    I

     Company Position .....................................................   II

     Valuation ............................................................  III

     Historical Financials .............................................Appendix


--------------------------------------------------------------------------------
LAZARD                                                             July 10, 2001

I. Overview of Proposed Transaction
--------------------------------------------------------------------------------

Background

      o In May 1999, Donaldson, Lufkin & Jenrette, Inc. ("DLJ") sold 18.4 million DLJdirect common shares to the public at $20.00 per share.

      o The 18.4 million shares sold were tracking shares that represented a 17.9% interest in DLJdirect. DLJ retained an 82.1% interest through
            84.3 million notional shares.

            - Shareholders have no voting rights except in limited circumstances.

            - Shareholders do not have a direct claim on the assets of DLJdirect.

            - The DLJ corporate bylaws included a provision under which DLJ could redeem the DLJdirect shares with DLJ shares at any time for a premium declining ratably over three years from 25% to 15%. Given the subsequent takeover of DLJ, such a wind-up provision is improbable without a meaningful restructuring.

      o     In August 2000, CSFB acquired DLJ and changed DLJ's name to CSFB
            (USA), Inc ("CSFB (USA)"). The DLJdirect tracking stock remained outstanding.

      o In January 2001, CSFB (USA) changed the name of DLJdirect to CSFBdirect and commenced a $50 million rebranding campaign.

      o In March 2001, CSFB (USA) made a capital contribution of $29 million to fund the after-tax rebranding costs which resulted in an increase of 6.5 million notional shares to CSFB (USA) and diluted the public interest in CSFBdirect to 16.9%.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 1

I. Overview of Proposed Transaction
--------------------------------------------------------------------------------

Financial Overview
(dollars in millions; except per share and per account statistics)

      On March 26, 2001, CSFB announced its intent to purchase the outstanding CSFBdirect tracking shares for a cash price of $4.00 per share. After negotiations with the Special Committee and its advisors, CSFB has proposed consummating the transaction at a price of $6.00 per share.

Offer Price as a Multiple of:

                                                CSFBdirect Statistic          Implied Multiple @       Comparable Company Analysis
                                              -------------------------       ------------------       ---------------------------
                                              Aggregate   Per Share(a)         $4.00      $6.00        AMTD        ET          TWE
                                              ---------   -------------        -----      -----        ----        --          ---
LTM Net Revenues                              $  314.0       $ 2.88              1.4x       2.1x        2.2x       1.4x         2.9x

Pre-tax, Pre-marketing Income:(b)
   LTM                                        $   14.6       $ 0.13             30.0x      45.0x        6.2x       4.9x        12.0x
   CFY(c)                                        (26.6)       (0.24)              NM         NM        12.2        6.4         15.9

Earnings:(b)
   LTM EPS                                      ($33.1)      ($0.30)              NM         NM          NM         NM         32.0x
   CFY(c)                                        (43.7)       (0.40)              NM         NM          NM         NM         42.3
   NFY(c)                                         (2.2)       (0.02)              NM         NM        32.0x      24.5x        24.1

Book Value                                    $  209.7       $ 1.92              2.1x       3.1x        6.0x       1.1x         1.7x

Price Per Active Account                       539,000(d)                     $  810     $1,215       $ 769      $ 573       $1,178

Premium Per Active Account(e)                  539,000(d)                        421        826         639         54          486

Premium to CSFBdirect Price:
   Current Price                                             $ 4.68            (14.5)%     28.2%
   One Day Prior to Announcement (3/23/01)                     2.50             60.0      140.0
   Calculated Price per Wind-Up Formula:
      CSFBdirect Offer (3/26/01)(f)                          $ 3.85              3.9%      55.8%

   52-week High                                              $10.81            (63.0)%    (44.5)%
   52-week Low                                                 2.41             66.0      149.0
   IPO Price                                                  20.00            (80.0)     (70.0)

----------
Note: All LTM data as of 1Q2001.
(a) Based on notional shares outstanding of 109.2 million as of March 31, 2001.
(b)   Excludes rebranding and reorganization costs.
(c) Per IBES. CSFBdirect CFY pre-tax, pre-marketing income based on annualized expected results for the six months ended June 30, 2001. Includes cost savings.
(d)   Represents total global active accounts.
(e) Represents market capitalization in excess of book value per active account.
(f) The 20-day average closing price, terminating five days prior to the announcement, was $3.23. Applicable premium (eighth quarter): 119.167%.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 2

II. Company Position
--------------------------------------------------------------------------------

Summary Financial Performance
(dollars in millions)

      While CSFBdirect's net revenues have shown solid performance since 1997, they have declined considerably in 2001. In addition, pre-tax income and margins have been erratic.

                                  Net Revenues
--------------------------------------------------------------------------------

---------------------------------------
                            CAGR
                     ------------------
                      1997-      1Q00-
                      2000       1Q01
                     ------     -------
Commissions           56.0%     (55.1)%
Underwritings           NM      (92.6)
Fees                  90.8       18.0
Net Interest         159.0      (12.5)
  Net Revenues        74.4      (37.5)
---------------------------------------

   [The following table was depicted as a bar chart in the printed material.]

                                                                     Q1
                                                              ------------------
            1997        1998         1999         2000         2000        2001

           $67.2       $117.9       $238.1       $356.8       $114.2       $71.4

                           Adjusted Pre-Tax Income(a)
--------------------------------------------------------------------------------

---------------------------------------
                            CAGR
                     ------------------
                      1997-      1Q00-
                      2000       1Q01
                     ------    --------
Adjusted PTI            NM     (175.0)%
Excl. Marketing      111.2%    (118.4)
---------------------------------------

   [The following table was depicted as a bar chart in the printed material.]

                                                                       Q1
                                                                --------------
Margin                      1997      1998     1999     2000     2000     2001

Adjusted Pre-Tax Income    ($6.1)    $ 2.5    $18.0    $ 5.8    $25.5   ($19.1)
Excl. Marketing            $ 7.0     $26.0    $81.0    $66.1    $43.5   ($ 8.0)
Margin (Excl. Marketing)      10%       22%      34%      19%      38%     (11%)

----------
(a)   Excludes rebranding and reorganization costs.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 3

II. Company Position
--------------------------------------------------------------------------------

Strategic Overview

      o     Primary focus on high net worth individuals within the e-channel

            -     Access to high quality IPOs and equity offerings

            -     Third-party and proprietary CSFB research

            - Focus on IRA and privately managed accounts with higher margin potential

      o Lower customer acquisition costs through a physical "bricks and clicks" approach

            -     20 branch outlets targeted for 2001

            -     Increase customer asset balances

      o     Expand internationally through joint ventures

            -     Japan

            -     Middle-East

            -     Hong Kong

      o Utilize clearing and access to other CSFB resources to capture incremental revenues and profitability for CSFB and CSFBdirect


--------------------------------------------------------------------------------
LAZARD                                                                    Page 4

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Financial

      CSFBdirect has significantly under performed its peers both in terms of net revenue growth and margins.

                              Net Revenue                    Pre-Tax Margins
                       -------------------------    ---------------------------------
                                                        Actual          Pre-Marketing     Net Loss
                       1Q00 -   4Q00 -    1999 -    --------------      -------------       Qtrs.
                        1Q01     1Q01      2000     1Q00      1Q01      1Q00     1Q01      1999-01
                       ------   ------    ------    ----      ----      ----     ----     --------
Ameritrade(a)          (31.8)%   (8.0)%    77.3%    20.8%    (16.1)%    52.9%    23.2%        4
E*Trade                (20.9)    (1.3)     75.5     (0.2)      0.9      43.2     29.3         4
TD Waterhouse           (9.0)    (3.4)     64.1     26.5      18.7      36.0     26.7         0

Summary Statistics:
--------------------------------------------------------------------------------------------------
 Mean                  (20.6)%   (4.2)%    72.3%    15.7%      1.2%     44.0%    26.4%
 Median                (20.9)    (3.4)     75.5       NM       0.9      43.2     26.7
--------------------------------------------------------------------------------------------------

CSFBdirect(b)          (38.0)%  (10.7)%    49.9%    22.3%    (26.9)%    38.1%   (11.2)%       6

----------
Note: TD Waterhouse data is for the three months ending 1/31 and for the twelve months ending 10/31.
(a)   Excludes OnMoney development.
(b)   Excludes rebranding costs and reorganization costs.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 5

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Active Accounts
(amounts in thousands)

      The online brokerage segment is currently dominated by a small group of players. Although CSFBdirect was an early pioneer in online trading, its market share substantially trails the competition.

   [The following table was depicted as a line chart in the printed material.]

                       Growth
Active Accounts      1Q00-1Q01
---------------      ---------

CSFBdirect              26%
Ameritrade              49%
Charles Schwab           9%
E*Trade                 36%
TD Waterhouse           15%

                          Active Accounts
 4Q00                     ---------------
 Rank   Company              #        %
 ----   -------           ------     ----

   1    Fidelity          11,489      39%
   2    Schwab             7,500      25
   3    TD Waterhouse      3,241      11
   4    E*Trade            3,196      11
   5    Ameritrade         1,356       5
   6    Quick & Reilly       947       3
   7    Datek                692       2
----------------------------------------
   8    CSFBdirect           520       2
----------------------------------------
   9    Scottrade            425       1
  10    Webstreet            131       0
                          ------     ---
          Total           29,497     100%
                          ======     ===

----------
Note: CSFBdirect includes all global active accounts. TWE data for the fiscal quarters ending January, April, July and October.
Source: Credit Suisse First Boston research and Company reports.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 6

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Average Daily Trades
(amounts in thousands)

      After a spectacular run at the beginning of 2000, online trading volumes are down substantially.

   [The following table was depicted as a line chart in the printed material.]

                        Growth
Average Daily Trades   1Q00-1Q01
--------------------   ---------

CSFBdirect               (37)%
Ameritrade               (24)%
Charles Schwab           (34)%
E*Trade                  (40)%
TD Waterhouse            (22)%

                        Average Daily Trades
 4Q00                   --------------------
 Rank   Company              #        %
 ----   -------           ------     ----

   1    Schwab              220      24%
   2    TD Waterhouse       152      17
   3    E*Trade             150      17
   4    Ameritrade          111      12
   5    Datek               106      12
   6    Fidelity             90      10
---------------------------------------
   7    CSFBdirect           31       3
---------------------------------------
   8    Scottrade            26       3
   9    Quick & Reilly       17       2
  10    Web Street            6       1
                            ---     ---
           Total            908     100%
                            ===     ===

----------
Note: CSFBdirect includes all global active accounts. TWE data for the fiscal quarters ending January, April, July and October.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 7

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Trades Per Account
(amounts in thousands)

      As a result of a lack of direct access/ SORT technology and a less aggressive pricing structure, CSFBdirect has not captured any significant portion of the "active trader" market.

   [The following table was depicted as a line chart in the printed material.]

                         Growth
Trades Per Account(a)   1Q00-1Q01
---------------------   ---------

CSFBdirect                (53)%
Ameritrade                (50)%
Charles Schwab            (43)%
E*Trade                   (58)%
TD Waterhouse             (48)%

                          Annualized
 4Q00                       Trades
 Rank   Company          Per Account
 ----   -------          -----------

   1    myTrack              138
   2    A.B. Watley           96
   3    Datek                 41
   4    Ameritrade            21
   5    Scottrade             16
--------------------------------
   6    CSFBdirect            15
--------------------------------
   7    E*Trade               12
   8    TD Waterhouse         12
   9    Webstreet             11
  10    Schwab                 9

----------
Note: CSFBdirect includes all global active accounts. TWE data for the fiscal quarters ending January, April, July and October.
Source: Credit Suisse First Boston research and Company reports.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 8

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Commissions Per Trade

      CSFBdirect's middle-of-the-road pricing does not correspond to its stated high net worth strategy.

   [The following table was depicted as a line chart in the printed material.]

                          Growth
Commissions Per Trade   1Q00-1Q01
---------------------   ---------

CSFBdirect                 (1)%
Ameritrade                (19)%
Charles Schwab            (19)%
E*Trade                   (12)%
TD Waterhouse              (9)%

 1Q01                Commissions
 Rank  Company        Per Trade
 ----  -------       -----------

  1    Schwab           $34
---------------------------
  2    CSFBdirect        26
---------------------------
  3    TD Waterhouse     21
  4    E*Trade           16
  5    Ameritrade        11

----------
Note: CSFBdirect statistics for U.S. brokerage only. TWE data for the fiscal quarters ending January, April, July and October.
Source: Credit Suisse First Boston research and Company reports.


--------------------------------------------------------------------------------
LAZARD                                                                    Page 9

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Average Active Account Size
(dollars in thousands)

      As a result of its focus on the high net worth market, the Company has much higher account balances than many of its competitors. However, these account balances have slipped recently.

   [The following table was depicted as a line chart in the printed material.]

                                Growth
Average Active Account Size   1Q00-1Q01
---------------------------   ---------

CSFBdirect                      (43)%
Ameritrade                      (59)%
Charles Schwab                  (22)%
E*Trade                         (57)%
TD Waterhouse                   (16)%

                               Customer Assets
                         --------------------------
 4Q00                    Avg. Acct.  Total   Market
 Rank   Company             Size     ($bn)   Share
 ----   -------          ----------  -----   ------

   1    Schwab              $116    $  872     52%
   3    TD Waterhouse         48       154      9
   2    Fidelity              44       510     30
-------------------------------------------------
   4    CSFBdirect            44        23      1
-------------------------------------------------
   5    Quick & Reilly        41        39      2
   6    NDB                   36        10      1
   7    A.B. Watley           21         0      0
   8    Ameritrade            21        28      2
   9    Scottrade             20         9      1
  10    E*Trade               15        47      3
                                    ------    ---
           Total                    $1,691    100
                                    ======    ===

----------
Note: CSFBdirect includes all global active accounts. TWE data for the fiscal quarters ending January, April, July and October.
Source: Credit Suisse First Boston research and Company reports.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 10

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Account Acquisition Costs
(amounts in thousands, except per account statistics)

      As a result of intensified competition and the additional strain of its rebranding effort, CSFBdirect has lost momentum in new account generation. This had the impact of significantly increasing customer acquisition costs to $1,119 per account in the first quarter of 2001 from a low of $262 per account in the same period last year.

                        Acquisition Cost Per New Account

                              [LINE CHART OMITTED]

                           Net New
                       ActiveAccounts    Memo:
 4Q00                  --------------  Customer
 Rank   Company           #       %    Acq. Cost
 ----   -------          ---     ---   ---------

   1    E*Trade          169      30%    $579
   2    TD Waterhouse    131      23      214
   3    Ameritrade       123      22      467
   4    Schwab           100      18      889
   5    Fidelity          77      14       --
   6    Datek             68      12       --
   7    Scottrade         36       6       --
---------------------------------------------
   8    CSFBdirect        18       3      726
---------------------------------------------
   9    Web Street         4       1       --
  10    myTrack            1       0       --
                         ---     ---
           Total         558     100%
                         ===     ===

----------
Note: CSFBdirect statistics for U.S. and U.K brokerage (exclude rebranding costs). TWE data for the quarters ending July, October, January, and April.
Source: Credit Suisse First Boston research and Company reports.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 11

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Europe
(amounts in thousands; except per account data)

      CSFBdirect is a minor player in the European market with relatively smaller accounts.

   [The following table was depicted as a line chart in the printed material.]

                                Growth
Total Accounts                1Q00-1Q01
--------------                ---------

CSFBdirect(a)                   100%
ConSors                          43%
Direkt Anlage Bank(b)            74%
comdirect                        74%

                                     Client Base
                                ---------------------
 4Q00                            Trades     Avg. Acct
 Rank  Company                  Per Acct.      Size
 ----  -------                  ---------   ---------

  1    ConSors                     24          $16
  2    Direkt Anlage Bank(b)       19           31
  3    comdirect                   18           18
--------------------------------------------------
  4    CSFBdirect(a)                8           12
--------------------------------------------------

----------
Source: J.P. Morgan Securities Equity Research, Company reports.
(a) U.K. only.
(b) Germany only.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 12

II. Company Position
--------------------------------------------------------------------------------

Relative Performance: Japan
(amounts in thousands, except per account statistics)

      CSFBdirect's Japanese joint venture (50% owned with Sumitomo) has made significant progress in capturing market share and is currently the third largest in the market. DLJdirect-SFG has the second most active customer base after Matsui.

   [The following table was depicted as a line chart in the printed material.]

                               Growth
Total Accounts               1Q00-1Q01
--------------               ---------

DLJdirect - SFG                 104%
E*Trade Japan                    74%
Monex                           122%
Matsui                           58%

                          Total Accounts       Memo:
 1Q01                     --------------    Assets per
 Rank  Company              #        %      Account(a)
 ----  -------             ---     ----     ----------

  1    E*Trade Japan       135      21%       $ 29
  2    Monex               114      18          20
--------------------------------------------------
  3    DLJdirect-SFG        92      14          32
--------------------------------------------------
  4    Imagawa Misawaya     80      12          --
  5    Nikko Beans          68      10          --
  6    Kabu.com             65      10          --
  7    Nippon Global        49       8          --
  8    Matsui               45       7          51
                           ---     ---
          Total            649     100%
                           ===     ===

----------
Source: Credit Suisse First Boston research, J.P. Morgan Securities Asia.
(a) Based on total accounts.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 13

II. Company Position
--------------------------------------------------------------------------------

Online Brokerage Rankings

      CSFBdirect has consistently been ranked as one of the top online brokerage firms reflecting its popularity among customers and its commitment to technology and customer service.

 Leading Internet Brokers(a)                   CSFBdirect Achievements
---------------------------------   --------------------------------------------
 1. Charles Schwab                  o Rated No.1 online broker by Barron's
 2. Fidelity Investments              (3/01).
 3. E*Trade
-------------------------------       - Four-Star Rating for Fourth
 4. CSFBdirect                          Consecutive Year.
-------------------------------
 5. TD Waterhouse                   o Named "Best Online Brokerage Service"
 6. National Discount Brokers         by the Software & Information Industry
 7. Merrill Lynch & Co. Inc.          Association (SIAA) (3/01).
 8. Ameritrade
 9. Quick & Reilly                  o Ranked No.1 in the American
10. Scottrade                         Association of Individual Investors
11. American Express Brokerage        (AAII) annual survey of online
12. WingspanBank.com                  brokerage firms (3/01).
13. Datek
14. My Discount Broker              o Voted "Best Overseas Sharedealing
15. WellsFargo Online Brokerage       Service" by Shares magazine UK Equity
16. Web Street Securities             Awards 2001 (2/01).
17. Firstrade
18. NetVest                         o DLJdirect SFG (Japanese sub.) ranked
19. Morgan Stanley Dean Witter        No.1 Overall in the Gomez Japan Winter
20. Empire                            2000 Internet Brokers Scorecard (2/01).

----------
(a) Source: Gomez Advisors. Top Twenty Internet Discount Brokers for Spring 2001 ranked by Overall Score.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 14

II. Company Position
--------------------------------------------------------------------------------

Stock Price Performance Since May 1999 IPO

      CSFBdirect tracking shares have been outstanding for approximately 24 months. Except for a brief period after their offering, they have traded below the offering price of $20 per share.

     [The following information was depicted as a line chart in the printed material.]

5/26/99: Initial Public Offering of 18.4mm shares at $20 per share

10/7/99: Introduces extended trading hours

8/30/00 & 11/3/00: CSFB announces/completes acquisition of DLJ

1/10/01: Rebranded as CSFBdirect

3/14/01: Closes NJ call center eliminating 10% of U.S. employees

3/26/01: CSFB announces intent to purchase tracking stock at $4 per share

5/31/01: Second round of job reductions

                              [LINE CHART OMITTED]

-------------------------------------------
                            Returns
                    -----------------------
                    One Year      Since IPO
                    --------      ---------
Total                (38.2)%       (84.4)%
Annualized           (38.2)        (58.5)
-------------------------------------------

----------
Source: Factset Data Systems as of 7/6/01.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 15

II. Company Position
--------------------------------------------------------------------------------

Relative Stock Price Performance Since May 1999

      Over the last year and since the IPO, CSFBdirect stock has continued to underperform.

                                   Since IPO
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]

                                    One Year
--------------------------------------------------------------------------------

                              [LINE CHART OMITTED]

----------
(a) Peer Index composed of Ameritrade, E*Trade and TD Waterhouse.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 16

II. Company Position
--------------------------------------------------------------------------------

Selected Analyst Estimates

                                                                       EPS
                                                             -----------------------
  Date        Analyst             Firm           Rating         2001E        2002E      LTG                Commentary
-------  -----------------   ---------------   ----------    -----------   ---------   ------  -----------------------------------
5/31/01  Diane B. Glossman   UBS Warburg         Hold          ($0.28)      ($0.02)      NA    Although there is a chance that
                                                                                               CSFB may raise its offer for DIR,
                                                                                               believes upside is limited.
                                                                                               Encourages investors to exit the
                                                                                               stock at current levels. Reiterates
                                                                                               view that the company's fundamental
                                                                                               business model is untenable and
                                                                                               that DIR has been marginalized in
                                                                                               the e-brokerage space.

 5/9/01  Richard Repetto     Putnam Lovell       Hold          ($0.77)     $  0.04       NA    Sum-of-the-parts analysis results
                                                                                               in $6.90 per share. Excludes
                                                                                               approximately $1.60 - $1.75 per
                                                                                               share in cash, cash equivalents,
                                                                                               and short term investments. CSFB's
                                                                                               proposed $4.00 transaction appears
                                                                                               low. "Over $260 million has been
                                                                                               lost in outside shareholder value
                                                                                               from the IPO proceeds. This seems
                                                                                               somewhat inconsistent with the
                                                                                               actions of a global financial
                                                                                               institution such as CSFB." Strongly
                                                                                               believes that a deal should be done
                                                                                               to rationalize "untenable operating
                                                                                               structure."

 5/3/01  Gregory W. Smith    J.P.Morgan H&Q      Market        ($0.38)      ($0.13)      NM    Believes that this is "low-ball"
                                                 Performer                                     offer and significantly undervalues
                                                                                               the global CSFBdirect franchise.
                                                                                               New fair value for DIR shares of
                                                                                               $4.88. Below original price, but
                                                                                               still well above CSFB's first
                                                                                               offer. "In the end, we do not see
                                                                                               how the independent financial
                                                                                               advisor can support the $4 price."
                                                                                               Believes that the deal will
                                                                                               ultimately get done at a higher
                                                                                               price closer to $5.

3/27/01  Judah S. Kraushaar  Merrill Lynch       Neutral       ($0.40)     $  0.03     20.0%   Given that the $4.00 per share
                                                                                               proposal exceeds current $3.50
                                                                                               price objective, upside is limited.
                                                                                               Sees increased pressures from: (1)
                                                                                               costly re-branding effort
                                                                                               potentially being muted by harsh
                                                                                               market conditions; (2) stiff
                                                                                               competition from low-end and
                                                                                               high-end players; (3) lack of
                                                                                               cross-sell revenue opportunities
                                                                                               for high net worth target market
                                                                                               aside from commoditized trading and
                                                                                               margin lending; and (4) rising
                                                                                               account acquisition costs due to
                                                                                               slowing account growth.

3/26/01  Matthew L. Veto     SalomonSmithBarney  Neutral/      ($0.50)          NA     30.0    Would not be surprised to see some
                                                 Speculative                                   opposition to proposal, given the
                                                                                               price relative to the IPO price,
                                                                                               but maintaining neutral rating.
                                                                                               Notes that competition in the
                                                                                               industry has intensified, resulting
                                                                                               in pricing and margin pressure, the
                                                                                               need for significant marketing
                                                                                               expenditures to expand brand and
                                                                                               investments in infrastructure to
                                                                                               support a global platform.

Total IBES:(a)
-------------------------------------------
  Low                    ($0.49)    ($0.13)
  High                    (0.28)     (0.01)
  Mean                    (0.39)     (0.05)
  Median                  (0.40)     (0.02)
-------------------------------------------
Number of Estimates           4          4

----------
(a) IBES median consensus estimate as of 7/6//01.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 17

III. Valuation
--------------------------------------------------------------------------------

Methodologies

      o     Multiples at which selected public comparable companies trade

      o Multiples paid in selected private market transactions within the e-brokerage industry

      o     Premia paid in recent minority buyout transactions

      o     Sum-of-the-parts valuation:

            -     Incorporates DCF for U.S. brokerage business

            -     Separate valuation for other key assets


--------------------------------------------------------------------------------
LAZARD                                                                   Page 18

III. Valuation
--------------------------------------------------------------------------------

Static Multiples Analysis - Public
(dollars in millions; except per share and account statistics)

                                                Price
                                        --------------------
                                                % of 52-Week
                               Fiscal           ------------  Market
                                Year    7/6/01   High   Low    Cap
                               ------   ------   ----   ---   ------
Ameritrade(a)                    9/30    $6.55    32%   181%  $1,175
E*Trade                         12/31     6.00    32    122    1,903
TD Financial                    10/31    10.14    53    128    3,851

Summary Statistics:
--------------------------------------------------------------------
    High
    Low
    Mean
    Median
--------------------------------------------------------------------

  CSFBdirect Statistics:
    Aggregate
    Per Share(c)

Implied Aggregate Valuation:
--------------------------------------------------------------------
    High
    Low
    Mean
    Median
--------------------------------------------------------------------

Estimated Valuation Range:
--------------------------------------------------------------------
    Aggregate
    Per Share(c)
--------------------------------------------------------------------

                                                         Price as a Multiple of:
                              -------------------------------------------------------------------------
                                    LTM           Pre-tax, Pre-Mktg. Inc.       Earnings(b)
                              ---------------     -----------------------     --------------      Book
                              Revenue    EPS         LTM        CFY            CFY       NFY      Value
                              -------   -----       -----      -----          -----     ----      -----
Ameritrade(a)                     2.2x     NM         6.2x      12.2x            NM     32.0x      6.0x
E*Trade                           1.4      NM         4.9        6.4             NM     24.5       1.1
TD Financial                      2.9    32.0x       12.0       15.9           42.3x    24.1       1.7

Summary Statistics:
-------------------------------------------------------------------------------------------------------
    High                          2.9x   32.0x       12.0x      15.9x          42.3x    32.0x      6.0x
    Low                           1.4    32.0         4.9        6.4           42.3     24.1       1.1
    Mean                          2.2    32.0         7.7       11.5           42.3     26.9       2.9
    Median                        2.2    32.0         6.2       12.2           42.3     24.5       1.7
-------------------------------------------------------------------------------------------------------

  CSFBdirect Statistics:
    Aggregate                 $ 314.0  ($33.1)(d)  $ 14.6(d)  ($26.6)(d)(e)  ($43.7)  ($ 2.2)  $ 209.7
    Per Share(c)              $  2.88  ($0.30)     $ 0.13     ($0.24)        ($0.40)  ($0.02)  $  1.92

Implied Aggregate Valuation:
-------------------------------------------------------------------------------------------------------
    High                      $   906      NM      $  175         NM             NM       NM   $ 1,262
    Low                           445      NM          72         NM             NM       NM       233
    Mean                          684      NM         112         NM             NM       NM       617
    Median                        702      NM          90         NM             NM       NM       357
-------------------------------------------------------------------------------------------------------

Estimated Valuation Range:
-------------------------------------------------------------------------------------------------------
    Aggregate                                      $   75                        --            $   450
    Per Share(c)                                   $ 0.69                                      $  4.12
-------------------------------------------------------------------------------------------------------

                                 Mkt.Cap/     Premium/    Long-Term
                                  Active       Active      Growth
                                  Account      Account     Rate(b)
                                 --------     --------    ---------
Ameritrade(a)                    $    769     $    639        35%
E*Trade                               573           54        25
TD Financial                        1,178          486        21

Summary Statistics:
-------------------------------------------------------------------
    High                         $  1,178     $    639        35%
    Low                               573           54        21
    Mean                              840          393        27
    Median                            769          486        25
-------------------------------------------------------------------

  CSFBdirect Statistics:
    Aggregate                     539,000(f)   539,000(f)     25%
    Per Share(c)

Implied Aggregate Valuation:
-------------------------------------------------------------------
    High                          $   635     $    554
    Low                               309          239
    Mean                              453          422
    Median                            414          472
-------------------------------------------------------------------

Estimated Valuation Range:
-------------------------------------------------------------------
    Aggregate
    Per Share(c)
-------------------------------------------------------------------

----------
(a)   Excludes OnMoney and debt conversion expense.
(b)   IBES median estimates as of 7/6/01.
(c)   Based on notional shares outstanding of 109.2 million.
(d)   Excludes rebranding and reorganization costs.
(e) CSFBdirect CFY pre-tax, pre-marketing income based on annualized expected results for the six months ended June 30, 2001. Includes cost savings.
(f)   Represents total global active accounts.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 19

III. Valuation
--------------------------------------------------------------------------------

Static Multiples Analysis - Private Market
(dollars in millions; except per share and account statistics)

                                                                        Price as a Multiple of LTM:
                                                          Transaction --------------------------------     Price /
  Annc.                                                      Value                 Net         T. Book     Active
  Date     Acquiror/ Investor             Target             (100%)   Revenues    Income        Value      Account
--------  --------------------  --------------------------   ------   --------    ------       -------     -------
 5/21/01  E*Trade Group         Web Street                    $45        1.0x(a)      NA         1.2x(a)     $735(a)
----------------------------------------------------------------------------------------------------------------------
  4/4/01  Investor Group        A.B. Watley                    49        1.2          NA         4.9        3,940
  4/2/01  JB Oxford             Bull & Bear Securities         NA         NA          NA          NA           NA
 2/14/01  Ameritrade Holding    TradeCast                      67        4.1          NM         5.2           NM
12/15/00  American Express      Sharepeople Group              44         NA          NA          NA        2,444
12/11/00  Knight Trading Group  Track Data                     83        1.6          NA          NA           NA
 12/1/00  Investor Group        Datek Online                1,100        1.0         6.5x         NA        1,589
10/12/00  Deutsche Bank         National Discount Brokers   1,065        2.7        34.5         2.8        3,962
 9/11/00  Goldman Sachs         Spear Leeds & Kellogg       6,500        1.8        10.0          NA           NA
  5/3/00  TD Waterhouse         DealWise                      127         NA          NA          NA        2,217(b)
  2/2/00  Charles Schwab        CyBerCorp                     488       19.5       122.0          NA           NM
 1/20/00  Omega Research        OnlineTrading.com             132       11.3          NA          NA           NA
 7/13/99  E*Trade Group         TIR Holdings                  122        1.2        27.0         4.2           NA
 7/12/99  Goldman Sachs         Hull Group                    531        4.6        22.3         2.9           NA
 7/10/98  Softbank              E*Trade                     1,471        4.2        50.4         4.9        2,655

                              Summary Statistics:
                                ------------------------------------------------------------------------------------
                                High                                    19.5x      122.0x        5.2x      $3,962
                                Low                                      1.0         6.5         1.2          735
                                Mean                                     4.5        39.0         3.7        2,506
                                Median                                   2.2        27.0         4.2        2,444
                                ------------------------------------------------------------------------------------

                              CSFBdirect Statistics:
                                ------------------------------------------------------------------------------------
                                Aggregate                             $314.0      ($33.1)(d)  $209.7      539,000(e)
                                Per Share(c)                           $2.88      ($0.30)      $1.92
                                ------------------------------------------------------------------------------------

                              Implied Aggregate Valuation:
                                ------------------------------------------------------------------------------------
                                High                                  $6,129          NM      $1,090       $2,136
                                Low                                      314          NM         245          396
                                Mean                                   1,418          NM         778        1,351
                                Median                                   702          NM         881        1,318
                                ------------------------------------------------------------------------------------

                              Estimated Valuation Range:
                                ------------------------------------------------------------------------------------
                                Aggregate                               $400          --        $800
                                Per Share(c)                           $3.66                   $7.33
                                ------------------------------------------------------------------------------------

  Annc.
  Date     Acquiror/ Investor                   Comments
--------  --------------------  --------------------------------------------
 5/21/01  E*Trade Group         Electronic broker
----------------------------------------------------------------------------
  4/4/01  Investor Group        Private placement of 2mm shares
  4/2/01  JB Oxford             Purchase of certain assets
 2/14/01  Ameritrade Holding    Direct access provider
12/15/00  American Express      U.K. transaction
12/11/00  Knight Trading Group  Increased stake to 4.5% from 3.0%
 12/1/00  Investor Group        Includes ECN
10/12/00  Deutsche Bank         Increased stake from 16% to 100%
 9/11/00  Goldman Sachs         REDIbook; Specialist; Clearing
  5/3/00  TD Waterhouse         U.K. transaction
  2/2/00  Charles Schwab        Currently handles 9% of Schwab volume.
 1/20/00  Omega Research        Direct access provider
 7/13/99  E*Trade Group         Global securities execution and settlement
 7/12/99  Goldman Sachs         Automated order-routing system
 7/10/98  Softbank              27% stake for $400mm

----------
(a) Based on value of brokerage business and accounts.
(b) Per Putnam Lovell Securities Inc. research.
(c) Based on notional shares outstanding of 109.2 million.
(d) Excludes rebranding and reorganization costs.
(e) Represents total global active accounts.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 20

III. Valuation
--------------------------------------------------------------------------------

Premia/(Discount) Paid in Selected Minority Buyout Transactions (a) (dollars in millions; except per share statistics)

                                                     Final Premia vs.
                                             --------------------------------
                                              1 Day      1 Month     Initial
                                              Prior       Prior        Bid
                                              -----      -------     -------
High                                          185.9%      192.5%       45.0%
Low                                           (23.4)      (35.2)      (17.9)
Mean                                           24.8        36.5         3.0
Median                                         17.3        27.3         0.0

CSFBdirect Per Share Statistic               $ 2.50      $ 3.08      $ 4.00

Memo: Implied Premium at $6.00                140.0%       94.8%       50.0%

Implied Per Share Valuation:
-----------------------------------------------------------------------------
  High                                       $ 7.15      $ 9.01      $ 5.80
  Low                                          1.92        1.99        3.29
  Mean                                         3.12        4.20        4.12
  Median                                       2.93        3.92        4.00
-----------------------------------------------------------------------------

Estimated Valuation Range:
-----------------------------------------------------------------------------
  Per Share                                  $ 3.00          --      $ 4.25
-----------------------------------------------------------------------------

----------
Source: Securities Data Corp., Inc.
(a) Minority buy-out transactions selected on the following criteria: (i) transactions since 1998, (ii) transaction value greater than $50 million;
      (iii) acquiror controlled greater than 50% of outstanding shares; and (iv) 100% of the total outstanding shares were acquired.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 21

III. Valuation
--------------------------------------------------------------------------------

Sum-of-the-Parts Analysis - Methodology

     Segment                            Valuation Technique(s)
--------------------   ---------------------------------------------------------
U.S. Brokerage         o Discounted cash flow:

                         -- CSFBdirect management original projections dated
                            February 2001

                         -- CSFB projections dated June 2001

iNautix                o Static multiples analysis

U.K. Brokerage         o Static multiples analysis

Japan Brokerage JV     o Static multiples analysis

REDIbook Investment    o Static multiples analysis applied to pro forma
                         financials and pro forma ownership

Excess Cash            o Estimated based on (1) public peer analysis and
                         (2) CSFB/CSFBdirect management estimates

Hong Kong &            o Pro forma book value
 Mid-East JVs

Other Investments      o Book value


--------------------------------------------------------------------------------
LAZARD                                                                   Page 22

III. Valuation
--------------------------------------------------------------------------------

Sum-of-the-Parts Analysis - Summary(a)
(dollars in millions, except per share statistics)

                                         CSFBdirect             CSFB
                                       Projections(b)      Projections(c)
                                     -----------------    -----------------
                                      Low         High     Low        High                      Major Assumptions
                                     -----       -----    -----       -----    ----------------------------------------------------
U.S. Brokerage                       $3.38  --   $5.39    $0.83  --   $1.69    DCF: 15-19% discount rate; 13.0-17.0x terminal value
iNautix                               0.23        0.69     0.23        0.69    Public market comparables
U.K. Brokerage                        0.37        0.60     0.37        0.60    Public market comparables
Japan Brokerage JV                    1.05        1.37     1.05        1.37    Public market comparables
REDIbook investment                   0.05        0.26     0.05        0.26    Public market comparables
Excess Cash                           0.23        1.28     0.23        1.28    Public company analysis and management estimates
Other JVs (Hong Kong/Middle East)     0.16        0.16     0.16        0.16    Based on pro forma book value
Other Investments                     0.00        0.02     0.00        0.02    Based on book value
                                     -----       -----    -----       -----

---------------------------------------------------------------------------
Total                                $5.46  --   $9.76    $2.92  --   $6.06
                                     =====       =====    =====       =====
---------------------------------------------------------------------------

----------
(a)   Based on notional shares outstanding of 109.2 million.
(b) Dated February 2001. Management of CSFBdirect has indicated that such projections would be revised downward if updated for current market conditions.
(c) Dated June 2001. Management of CSFBdirect has reviewed such projections and do not believe them to be unreasonable in light of current market conditions.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 23

III. Valuation
--------------------------------------------------------------------------------

U.S. Brokerage - Projections vs. Actual Results(a)
(dollars in millions, except per account statistics)

                                                        1Q2001                                            2Q2001
                                    --------------------------------------------      ---------------------------------------------
                                                                     Change                                            Change
                                                                ----------------                                  ----------------
                                    Projected     Actual           $         %        Projected    Expected          $        %
                                    ---------     ------        -------   ------      ---------    --------       ------    ------
Revenues                             $56.9        $53.1          ($3.8)    (6.7)%       $63.1        $47.9        ($15.2)   (24.1)%
Pre-tax, Pre-marketing Income          1.8         (8.9)(b)      (10.7)      NM           5.2        (10.5)(b)     (15.7)      NM
 % of Revenues                         3.1%       (16.8)%                                8.2%        (21.9)%

Pre-tax Income                       (16.1)       (17.0)(b)       (0.9)     5.7          (4.1)       (19.8)(b)     (15.7)      NM
Selected Statistics:
  Advertising Spend                    $18           $8           ($10)     (55)           $9           $9            $0        0
  Advertising/Net New Accounts       1,266          900           (366)     (29)          453          585           131       29
  Trades per Account(c)               12.4         11.2             (1)    (9.7)         13.6          9.6            (4)   (29.4)
  Net New Acounts                   14,116        9,000         (5,116)     (36)       20,554       15,966        (4,588)     (22)

----------
(a) Based on CSFBdirect projections dated February 2001. Management of CSFBdirect has indicated that such projections would be revised downward if updated for current market conditions.
(b)   Excludes rebranding and reorganization costs.
(c)   Annualized.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 24

III. Valuation
--------------------------------------------------------------------------------

U.S. Brokerage - Comparison of Projections
(dollars in millions)

                                                   For the Fiscal Year Ended December 31,
                                   ---------------------------------------------------------------------
                                     2001             2002           2003          2004           2005
                                   ---------       ---------      ---------      ---------     ---------
                                   Estimated       Projected      Projected      Projected     Projected
Revenues:
  CSFBdirect Forecast(a)            $244.7           $387.2         $577.6             --            --
  CSFB Forecast(b)                   199.7            294.1          352.9         $438.0        $545.0

Pre-tax, Pre-marketing Income:
  CSFBdirect Forecast(a)              $3.3            $49.5         $160.5             --            --
    % of Revenues                      1.4%            12.8%          27.8%            --            --
  CSFB Forecast(b)                  ($27.7)           $17.7          $43.5          $78.2        $131.8
    % of Revenues                    (13.9)%            6.0%          12.3%          17.8%         24.2%

Pre-tax Income:
  CSFBdirect Forecast(a)            ($36.3)(c)       ($30.5)         $80.5             --            --
    % of Revenues                    (14.8)%           (7.9)%         13.9%            --            --
  CSFB Forecast(b)                  ($65.9)(c)       ($30.5)        ($16.5)          $8.2         $51.8
    % of Revenues                    (33.0)%          (10.4)%         (4.7)%          1.9%          9.5%

Net New Acounts:
  CSFBdirect Forecast(a)            85,042          271,199        258,710             --            --
  CSFB Forecast(b)                  50,004           84,993        124,750        157,343       194,400

Trades per Account:
  CSFBdirect Forecast(a)              13.2             14.3           14.3             --            --
  CSFB Forecast(b)                     9.7             14.6           14.2           14.1          14.0

Advertising/Net New Accounts:
  CSFBdirect Forecast(a)              $466             $295           $309             --            --
  CSFB Forecast(b)                     765              567            481           $445          $412

----------
(a) Dated February 2001. Management of CSFBdirect has indicated that such projections would be revised downward if updated for current market conditions.
(b) Dated June 2001. Management of CSFBdirect has reviewed such projections and do not believe them to be unreasonable in light of current market conditions.
(c)   Excludes rebranding and reorganization costs.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 25

III. Valuation
--------------------------------------------------------------------------------

U.S. Brokerage - Discounted Cash Flow Analysis
(dollars in millions, except per share amounts)

CSFBdirect Case:
                                    Projected for the Fiscal Year Ended December 31,
                                  ---------------------------------------------------
                                   2001       2002        2003      2004        2005
                                  ------     ------      -----     -----       ------
Pre-tax Income                    ($36.3)    ($30.5)     $80.5     $96.6(a)    $115.9(a)
Taxes @ 40%                        (14.5)     (12.2)      32.2      38.6         46.3
                                  ------     ------      -----     -----       ------
  Net Income                       (21.8)     (18.3)      48.3      57.9         69.5
Less: Capital Expenditures(b)       72.3       40.9       31.3      30.0         30.0
                                  ------     ------      -----     -----       ------
  Free Cash Flow                  ($94.1)    ($59.2)     $17.0     $27.9        $39.5
                                  ======     ======      =====     =====       ======

                                                        NPV of 2005 Terminal Value at            Equity Value at
                                           Cash Flow       Net Income Multiples of:         Net Income Multiples of:
                                Discount      NPV       -----------------------------     -----------------------------
                                  Rate      6/30/01      13.0x     15.0x        17.0x      13.0x      15.0x       17.0x
                                --------   ---------    ------    ------       ------     ------     ------      ------
                                                                                                                 ------
                                    15.0%      ($42)      $482      $556         $630       $440       $514        $588
                                                                                                                 ------
                                    17.0        (43)       446       514          583        403        471         540
                                                                                          ------
                                    19.0        (44)       413       477          540        369        432         496
                                                                                          ------
                                                                                            Equity Value per Share (c)
                                                                                           ----------------------------
                                                                                                                 ------
                                                                                           $4.03      $4.71       $5.39
                                                                                                                 ------
                                                                                            3.69       4.32        4.95
                                                                                          ------
                                                                                            3.38       3.96        4.54
                                                                                          ------

CSFB Case:
                                    Projected for the Fiscal Year Ended December 31,
                                  --------------------------------------------------
                                   2001       2002       2003       2004        2005
                                  ------     ------     ------     ------      -----
Pre-tax Income                     (65.9)     (30.5)     (16.5)       8.2       51.8
Taxes @ 40%                        (26.4)     (12.2)      (6.6)       3.3       20.7
                                  ------     ------     ------     ------      -----
  Net Income                       (39.5)     (18.3)      (9.9)       4.9       31.1
Less: Capital Expenditures(d)       54.8       31.1       19.1       19.0       19.7
                                  ------     ------     ------     ------      -----
  Free Cash Flow                  ($94.3)    ($49.4)    ($29.0)    ($14.1)     $11.4
                                  ======     ======     ======     ======      =====

                                                        NPV of 2005 Terminal Value at            Equity Value at
                                           Cash Flow       Net Income Multiples of:         Net Income Multiples of:
                                Discount      NPV       -----------------------------     -----------------------------
                                  Rate      6/30/01      13.0x     15.0x        17.0x      13.0x      15.0x       17.0x
                                --------   ---------    ------    ------       ------     ------     ------      ------
                                                                                                                 ------
                                    15.0%     ($107)      $223      $258         $292       $116       $151        $185
                                                                                                                 ------
                                    17.0       (105)       207       239          271        103        135         167
                                                                                          ------
                                    19.0       (102)       193       223          252         91        120         150
                                                                                          ------

                                                                                            Equity Value per Share(c)
                                                                                           ----------------------------
                                                                                                                 ------
                                                                                           $1.06      $1.38       $1.69
                                                                                                                 ------
                                                                                            0.94       1.23        1.53
                                                                                          ------
                                                                                            0.83       1.10        1.37
                                                                                          ------

----------
(a)   Assumes 20% growth in pre-tax income for 2004-2005.
(b)   Per CSFBdirect management for 2001-2003. $30 mm per year for 2004-2005.
(c)   Based on notional shares outstanding of 109.2 million.
(d) Capital expenditures reduced from CSFBdirect projected level in proportion to revenue reduction.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 26

III. Valuation
--------------------------------------------------------------------------------

Static Multiples Analysis - iNautix
(dollars in millions, except per share statistics)

                                                                               Price as a Multiple of:
                                              Price                      ------------------------------------
                                      ---------------------                    Revenue
                                               % of 52-Week              -----------------        Earnings     Long-Term
                              Fiscal           ------------    Market                Ann'd     --------------    Growth
                               Year   7/6/01   High     Low      Cap      LTM         1Q01      LTM      CFY      Rate
                               ----   ------   ----     ---    ------    -----       -----      ---      ---      ----
Sapient                       12/00   $ 8.58    12%     164%   $1,111      2.2x        2.5x     42.9x      NM       30%
S1                            12/00    12.45    36      277       793      3.2         3.1        NM       NM       30
Digital Insight               12/00    19.73    39      284       575      8.7         7.0        NM       NM       58
Cambridge Technologies        12/00     3.31    34      241       230      0.4         0.5        NM       NM       25
Corillian                     12/00     4.00    22      156       143      3.5         2.6        NM       NM       40
Scient                         3/00     0.85     1      108        70      0.2         0.6        NM       NM       50

Summary Statistics:
  ---------------------------------------------------------------------------------------------------------------------
  High                                                                     8.7x        7.0x     42.9x      NM       58%
  Low                                                                      0.2         0.5      42.9       NM       25
  Mean                                                                     3.0         2.7      42.9       NM       39
  Median                                                                   2.7         2.6      42.9       NM       35
  ---------------------------------------------------------------------------------------------------------------------

  iNautix statistics:
    Aggregate                                                            $56.9(b)    $58.4(b)     NM       NM       NA
    Per Share(a)                                                         $0.52       $0.53        NM       NM       NA

Implied Aggregate Valuation:
  ---------------------------------------------------------------------------------------------------------------------
  High                                                                    $495        $411        NM       NM       NM
  Low                                                                       13          29        NM       NM       NM
  Mean                                                                     172         160        NM       NM       NM
  Median                                                                   153         150        NM       NM       NM
  ---------------------------------------------------------------------------------------------------------------------

Estimated Valuation Range:
  ---------------------------------------------------------------------------------------------------------------------
  Aggregate                                                                            $25        --      $75
  Per Share(a)                                                                       $0.23              $0.69
  ---------------------------------------------------------------------------------------------------------------------

----------
(a)   Based on notional shares outstanding of 109.2 million.
(b)   Pershing revenues only. No unaffiliated party revenues.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 27

III. Valuation
--------------------------------------------------------------------------------

Static Multiples Analysis - U.K. Brokerage
(dollars in millions, except per share and per account statistics)

                                                                                        Price as a Multiple of:
                                                                        ---------------------------------------------------
                                            Price                                  LTM
                                    --------------------                --------------------------
                                            % of 52-Week    Market                        Pre-tax      Earnings
                            Fiscal          ------------  Cap / Trans.                    Pre-Mktg.  -------------    Book
                             Year   7/6/01  High    Low      Value      Revenue    EPS      Inc.      CFY     NFY     Value
                             ----   ------  ----    ---   ------------  -------   -----   ---------  -----   -----    -----
Public:
  ConSors                    12/31  $16.97   14%    102%      $808         3.0x    51.5x     9.0x     28.3x   19.7x     1.9x
  Direkt Anlage Bank         12/31   11.74   20     132        801         4.4       NM     34.9        NM      NM      2.0
  comdirect                  12/31    9.15   30     120      1,285         5.4    141.9       NA        NM    76.2      1.8

Private:
  American Express
   / Sharepeople                                               $44          NA       NA       NA        NA      NA       NA
  TD Waterhouse / DealWise                                     127          NA       NA       NA        NA      NA       NA

Summary Statistics:
  ----------------------------------------------------------------------------------------------------------------------------
  High                                                                     5.4x   141.9x    34.9x       NM    76.2x     2.0x
  Low                                                                      3.0     51.5      9.0        NM    19.7      1.8
  Mean                                                                     4.3     96.7     21.9      28.3x   48.0      1.9
  Median                                                                   4.4     96.7     21.9      28.3    48.0      1.9
  ----------------------------------------------------------------------------------------------------------------------------

  CSFBdirect Ltd. Statistics:
    Aggregate                                                             $7.8   ($14.5)  ($15.9)       NA      NA    $32.7(c)
    Per Share(b)                                                         $0.07   ($0.13)  ($0.15)       NA      NA    $0.30

Implied Aggregate Valuation:
  ----------------------------------------------------------------------------------------------------------------------------
  High                                                                     $42       NM       NM        NM      NM      $65
  Low                                                                       23       NM       NM        NM      NM       60
  Mean                                                                      33       NM       NM        NM      NM       62
  Median                                                                    34       NM       NM        NM      NM       62
  ----------------------------------------------------------------------------------------------------------------------------

Estimated Valuation Range:
  Aggregate                                                                                  $40            --          $65
  Per Share(b)                                                                             $0.37                      $0.60

                            Price/
                            Active
                            Account
                            -------
Public:
  ConSors                    $1,537
  Direkt Anlage Bank          1,911
  comdirect                   2,227

Private:
  American Express
   / Sharepeople             $2,444
  TD Waterhouse / DealWise    2,217(a)

Summary Statistics:
  ------------------------------------
  High                       $2,444
  Low                         1,537
  Mean                        2,067
  Median                      2,217
  ------------------------------------

  CSFBdirect Ltd. Statistics:
    Aggregate                26,000
    Per Share(b)

Implied Aggregate Valuation:
  ------------------------------------
  High                          $64
  Low                            40
  Mean                           54
  Median                         58
  ------------------------------------

Estimated Valuation Range:
  Aggregate
  Per Share(b)

----------
(a)   Per Putnam Lovell Securities Inc. research.
(b)   Based on notional shares outstanding of 109.2 million.
(c) Current book value plus required capital investment per CSFB and CSFBdirect management.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 28

III. Valuation
--------------------------------------------------------------------------------

Static Multiples Analysis - Japan Brokerage JV
(dollars in millions, except per share and per account statistics)

                                                                                   Price as a Multiple of:
                                                                    ------------------------------------------------------
                                             Price                             LTM
                                     --------------------           -------------------------
                                             % of 52-Week                            Pre-tax      Earnings              Market Cap./
                              Fiscal         ------------   Market                  Pre-Mktg.  --------------    Book      Total
                               Year  7/6/01  High     Low    Cap    Revenue   EPS      Inc.     CFY      NFY     Value    Account
                               ----  ------  ----     ---   ------  -------   ---   ---------   ---      ---     -----    -------
Monex                         12/31    $359   31%     101%   $547     19.7x     NM      NM       NM     89.9x      5.6x   $4,798
E*Trade Japan                 12/31   1,801   42      263     499      8.3    17.4x     NA     45.6x    30.9       3.8     3,692

Summary Statistics:
  High                                                                19.7x   17.4x            45.6x    89.9x      5.6x   $4,798
  Low                                                                  8.3    17.4             45.6     30.9       3.8     3,692
  Mean                                                                14.0    17.4       --    45.6     60.4       4.7     4,245

DLJdirect - SFG Statistics:
  Aggregate                                                          $33.4   ($7.4)   ($5.0)     NA       NA     $18.2    63,000

Implied Aggregate Valuation:
  High                                                                $657      NM       NM      NM       NM      $103x     $302
  Low                                                                  278      NM       NM      NM       NM        69       233
  Mean                                                                 467      NM       NM      NM       NM        86       267

Estimated Valuation Range:
  (50% interest)
  Aggregate                                                                            $115         --            $150
  Per Share(a)                                                                        $1.05                      $1.37

                                Premium/
                                 Total
                                Account
                                -------
Monex                           $4,108
E*Trade Japan                    2,721

Summary Statistics:
  High                          $4,108
  Low                            2,721
  Mean                           3,414

DLJdirect -SFG Statistics:
  Aggregate                     63,000

Implied Aggregate Valuation:
  High                            $277
  Low                              190
  Mean                             233

Estimated Valuation Range:
  (50% interest)
  Aggregate
  Per Share(a)

----------
(a)   Based on notional shares outstanding of 109.2 million.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 29

III. Valuation
--------------------------------------------------------------------------------

REDIbook Investment - Pro Forma Statistics
(dollars in millions, except per share statistics)

                                           Reported             Pro Forma
                                      ------------------  Annualized YTD (4/01)
                                                Ann'd     --------------------
                                      2000    YTD (4/01)    High        Low
                                      ----    ----------    ----        ---
Net Revenue                           $26.6     $78.8      $78.8       $78.8
Expenses:
  Operating Expenses                    8.9      19.2       19.2        19.2
  SLK Service Bureau Fee                4.7       9.3         --          --
  Infrastructure                         --        --       15.0(a)     30.0(a)
                                      -----     -----      -----       -----
    Total Expenses                     13.6      28.5       34.2        49.2
                                      -----     -----      -----       -----
Pre-Tax Income                         13.0      50.3       44.6        29.6
  % Revenue                            48.9%     63.8%      56.6%       37.5%

Pro Forma Net Income(b)                  --        --      $26.7       $17.7

Memo: CSFBdirect Ownership Allocation  10.3%                 4.0%(c)     7.0%(c)

----------
(a) Estimated range of stand-alone infrastructure expenses. Source: CSFB and REDIbook management.
(b)   Assumes 40% tax rate.
(c) Based on proposed dilution in connection with any potential corporate transaction and proportional redistribution of ownership related to order flow. Source: CSFB and REDIbook management.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 30

III. Valuation
--------------------------------------------------------------------------------

REDIbook Investment - Static Multiple Analysis
(dollars in millions, except per share statistics)

                                                 Price
                                         --------------------
                                                 % of 52-Week                     LFY
                                 Fiscal          ------------      Market      Operating
                                  Year   7/6/01  High     Low  Capitalization   Margin
                                  ----   ------  ----     ---  --------------  ---------
Instinet Group                    12/31  $17.20   79%     112%     $4,109         19.1%
Deutsche Borse                    12/31   32.22   87      122       3,311         30.3
HK Exchanges & Clearing           12/31    1.68   68      111       1,748         42.6
LaBranche & Co                    12/31   29.78   58      207       1,524         61.1
Investment Tech. Group            12/31   46.20   81      154       1,485         38.3
Knight Trading Group              12/31    9.80   25      117       1,237         33.7
O.M. Groep                        12/31   10.03   19      100         850         26.4
Singapore Exchange                 6/30    0.61   75      104         613         58.0

Summary Statistics:
  --------------------------------------------------------------------------------------
  High                                                                            61.1%
  Low                                                                             19.1
  Mean                                                                            38.7
  Median                                                                          36.0
  --------------------------------------------------------------------------------------

REDIbook statistics:(a)
  Aggregate

Implied Aggregate Valuation:
  --------------------------------------------------------------------------------------
  High
  Low
  Mean
  Median
  --------------------------------------------------------------------------------------

Estimated Valuation Range:
  --------------------------------------------------------------------------------------
  Aggregate
  Per Share - 7% interest(b)(c)
  Per Share - 4% interest(b)(c)
  --------------------------------------------------------------------------------------

                                              Price as a Multiple of:
                                 -------------------------------------------------
                                        LFY              CFY                         Long-Term
                                 -----------------  --------------     NFY   Book     Growth
                                 Revenue      EPS   Revenue   EPS      EPS   Value    Rate(a)
                                 -------     -----  -------  -----    -----  -----    -------
Instinet Group                     2.9x      26.9x    2.6x   21.5x    19.0x    4.2x     NA
Deutsche Borse                     4.0       20.4      NA    20.3     18.4     2.4      NA
HK Exchanges & Clearing            5.9       14.6     6.3    16.4     14.1     2.9      13%
LaBranche & Co                     5.0       17.6     3.4    22.4     17.9     2.0      17
Investment Tech. Group             4.8       21.8     3.8    18.9     15.7     6.3      17
Knight Trading Group               1.0        4.8     1.5    15.6      9.8     1.5      19
O.M. Groep                         2.4       12.6     2.3    14.3     11.2     3.2      NA
Singapore Exchange                 4.1       10.3     4.8    17.6     12.7     1.3      10

Summary Statistics:
  -----------------------------------------------------------------------------------
  High                             5.9x      26.9x    6.3x   22.4x    19.0x    6.3x
  Low                              1.0        4.8     1.5    14.3      9.8     1.3
  Mean                             3.8       16.1     3.5    18.4     14.9     3.0
  Median                           4.0       16.1     3.4    18.2     14.9     2.7
  -----------------------------------------------------------------------------------

REDIbook statistics:(a)
  Aggregate                      $26.6         NM   $78.8   $17.7       NA      NA

Implied Aggregate Valuation:
  -----------------------------------------------------------------------------------
  High                            $157         NM    $496    $398       NA      NA
  Low                               26         NM     115     254       NA      NA
  Mean                             100         NM     278     326       NA      NA
  Median                           107         NM     268     323       NA      NA
  -----------------------------------------------------------------------------------

Estimated Valuation Range:
  -----------------------------------------------------------------------------------
  Aggregate                                  $150         --          $400
  Per Share - 7% interest(b)(c)             $0.10                    $0.26
  Per Share - 4% interest(b)(c)              0.05                     0.15
  -----------------------------------------------------------------------------------

----------
(a)   Based on high estimate of ongoing infrastructure costs.
(b)   Based on notional shares outstanding of 109.2 million.
(c) Proposed dilution in connection with a corporate transaction and proportional redistribution of ownership. Source: CSFB and REDIbook management.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 31

III. Valuation
--------------------------------------------------------------------------------

Analysis of Excess Cash
(dollars in millions, except per share statistics)

                                                       Low                High
                                                      -----               ----
I. Public Company Analysis:
  Available Cash:
    Balance Sheet Cash & ST Investments                         $147
    Plus: Income Tax Receivable                                   21
                                                                ----
      Total Available Cash                                       168

  Required Cash:
    Annualized CSFBdirect Revenues(a)                  $286               $286
     Cash/Annualized Revenues(b)                         15%                10%
    Required Cash                                       $43                $29

  ------------------------------------------------------------------------------
  Implied Excess Cash                                  $125               $139
                                                       ====               ====
  ------------------------------------------------------------------------------

II. Holding Company Analysis:(c)
  Available Cash at Holding Company:
    Holding Company Cash & ST Investments                        $65
    Plus: Income Tax Receivable                                   21
                                                                ----
      Total Available Cash                                        86

  Required Capital Contributions:
    U.S. Brokerage                                                26
    U.K. Brokerage                                                20
    Hong Kong Brokerage                                           15
                                                                ----
      Total Capital Contributions                                 61
                                                                ----

  ------------------------------------------------------------------------------
    Implied Excess Cash                                          $25
                                                                ====
  ------------------------------------------------------------------------------

  Estimated Valuation Range:
  ------------------------------------------------------------------------------
    Aggregate                                           $25       --      $139
    Per Share(d)                                      $0.23              $1.28
  ------------------------------------------------------------------------------

----------
(a)   Represents annualized 1Q2001 revenue of $71 million.
(b) Based on mean cash/annualized revenue for the four trailing quarters for peer group (E*Trade 13.1% and Ameritrade 9.8%). Excludes Ameritrade 4Q00 due to the sale of Knight securities.
(c)   Per CSFB and CSFBdirect management.
(d)   Based on notional shares outstanding of 109.2 million.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 32

III. Valuation
--------------------------------------------------------------------------------

Other JVs and Other Investments
(dollars in millions; except per share statistics)

                                          Estimated Range of Value
                                        ----------------------------
                                         Aggregate     Per Share(b)
                           CSFBdirect   -----------    -------------
                           Statistic    Low    High    Low      High         Methodology
                           ---------    ---    ----    ---      ----    --------------------
Other Joint Ventures:
  Hong Kong                   $17       $17    $17    $0.16    $0.16    Pro forma book value
  Middle East                   0         0      0     0.00     0.00
                              ---       ---    ---    -----    -----
    Total Other Joint
      Ventures                $17       $17    $17    $0.16    $0.16
                              ===       ===    ===    =====    =====

Other Investments(a)           $3        $0     $3    $0.00    $0.02    Book value

----------
(a)   Includes various minority private investments in the e-commerce sector.
(b)   Based on notional shares outstanding of 109.2 million.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 33

III. Valuation
--------------------------------------------------------------------------------

Summary Valuation(a)

                                                                CSFB
                                                              Proposal
                                                               $6.00
I.   Public Comparables             $0.69===============$4.12    |
                                                                 |
                                                                 |
II.  Private Market Valuation                        $3.66============$7.33
                                                                 |
                                                                 |
III. Minority Buyout Premia                        $3.00==$4.25  |
                                                                 |
                                                                 |
IV.  Sum-of-the-parts:                                           |
                                                                 |
     A. CSFBdirect Projections(b)                           $5.46===================$9.76
                                                                 |
                                                                 |
     B. CSFB Projections(c)                       $2.92===========$6.06
                                                                 |
                                                                 |
                                    $0.00     $2.00     $4.00    $6.00     $8.00     $10.00

----------
(a)   Based on notional shares outstanding of 109.2 million.
(b) Dated February 2001. Management of CSFBdirect has indicated that such projections would be revised downward if updated for current market conditions.
(c) Dated June 2001. Management of CSFBdirect has reviewed such projections and do not believe them to be unreasonable in light of current market conditions.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 34

Historical Financials
--------------------------------------------------------------------------------

Summary Consolidated Income Statement
(dollars in millions, except per share data)

                                                                For the Year Ended December 31,
                                              -----------------------------------------------------------------
                                                1996           1997            1998         1999          2000
                                              -------        -------         -------      -------       -------
Revenues:
  Commissions                                   $54.2          $50.9           $78.7       $142.8        $193.5
  Underwritings                                    --             --              --          9.0           6.8
  Fees                                            6.4           12.1            25.5         47.8          84.2
  Net Interest                                    2.6            4.2            13.7         38.5          72.3
                                              -------        -------         -------      -------       -------
    Net Revenues                                 63.2           67.2           117.9        238.1         356.8

Costs and Expenses:
  Compensation and Benefits                      11.2           17.2            28.3         61.0         124.1
  Brokerage, Clearing, Exchange and Other        15.4           20.9            28.4         39.2          53.3
  Advertising & Marketing                         9.1(a)        13.1(a)         23.6         62.9          60.3
  Occupancy and Related Costs                      NA             NA             1.6          4.0          15.6
  Communications and Technology                    NA             NA            14.9         25.2          44.2
  Rebranding and Reorganization Costs              --             --              --           --           6.6
  Other Operating Expenses                         NA             NA            18.7         27.8          53.5
                                              -------        -------         -------      -------       -------
    Total Costs and Expenses                     49.9           73.3           115.5        220.0         357.5
                                              -------        -------         -------      -------       -------

Income (Loss) before Taxes                       13.3           (6.1)            2.5         18.0          (0.8)
Income Tax Provision                              5.4           (2.5)            1.0          7.9           0.2
Equity in Net Loss of Joint Ventures               --             --              --         (3.2)         (7.0)
                                              -------        -------         -------      -------       -------
Net Income (Loss)                                $7.9          ($3.6)           $1.5         $6.9         ($7.9)
                                              =======        =======         =======      =======       =======

Adjusted Net Income (Loss)(b)                    $7.9          ($3.6)           $1.5         $6.9         ($4.0)

Memo: Pre-tax, Pre-marketing Income             $22.4           $7.0           $26.0        $81.0         $66.1

Net Income (Loss) Attributable to:
  CSFB (USA) Retained Interest                   $7.9          ($3.6)           $1.5         $7.8         ($6.5)
  CSFBdirect Common Stock                          --             --              --         (0.9)         (1.4)

Notional Diluted per Share Statistics:
  Weighted Average Shares Outstanding         102.650        102.650         102.650      102.650       102.650
  Adjusted Earnings per Share(b)                $0.08         ($0.04)          $0.01        $0.07        ($0.04)
  Pro Forma

CSFBdirect Diluted per Share Statistics:
  Weighted Average Shares Outstanding              --             --              --       18.400        18.400
  Adjusted Earnings per Share(b)                   --             --              --       ($0.05)       ($0.04)

Selected Operating Ratios:(b)
  As a % of Net Revenues:
    Compensation and Benefits                    17.7%          25.6%           24.0%        25.6%         34.8%
    Non-Compensation Expense                     61.2           83.6            73.9         66.8          63.6
    Advertising                                  14.4           19.5            20.0         26.4          16.9
    Pre-tax, Pre-marketing Income                35.4           10.4            22.1         34.0          18.5
    Pre-tax Margin                               21.0           (9.1)            2.1          7.6           1.6

  Tax Rate                                       40.8%          40.8%           40.8%        43.8%         24.3%

                                              For the Quarter Ended,                         CAGRs
                                              ----------------------        LTM       -------------------
                                                3/31/00      3/31/01      3/31/01     1997-LTM   2000-LTM
                                                -------      -------      -------     --------   --------
Revenues:
  Commissions                                     $74.5        $33.5       $152.4         40.1%     (21.2)%
  Underwritings                                     3.1          0.2          4.0           NM      (41.9)
  Fees                                             18.7         22.1         87.5         83.8        4.0
  Net Interest                                     17.9         15.6         70.1        138.4       (3.1)
                                                -------      -------      -------
    Net Revenues                                  114.2         71.4        314.0         60.7      (12.0)

Costs and Expenses:
  Compensation and Benefits                        27.2         36.9        133.9         88.1        7.9
  Brokerage, Clearing, Exchange and Other          18.6         10.2         44.9         26.5      (15.8)
  Advertising & Marketing                          18.1         11.2         53.4         53.9      (11.4)
  Occupancy and Related Costs                       2.4          7.7         20.9           NM       34.3
  Communications and Technology                    10.1         11.1         45.1           NM        2.2
  Rebranding and Reorganization Costs               0.0         43.4         50.0           NM      659.5
  Other Operating Expenses                         12.4         13.5         54.6           NM        2.0
                                                -------      -------      -------
    Total Costs and Expenses                       88.7        134.0        402.8         68.9       12.7
                                                -------      -------      -------

Income (Loss) before Taxes                         25.5        (62.6)       (88.8)       127.7         NM
Income Tax Provision                               10.7        (24.8)       (35.3)       125.7         NM
Equity in Net Loss of Joint Ventures               (1.2)        (3.7)        (9.5)          NM       35.9
                                                -------      -------      -------
Net Income (Loss)                                 $13.6       ($41.5)      ($63.1)       140.9         NM
                                                =======      =======      =======

Adjusted Net Income (Loss)(b)                     $13.6       ($15.5)      ($33.1)        97.4         NM

Memo: Pre-tax, Pre-marketing Income               $43.5        ($8.0)       $14.6         25.2      (78.0)

Net Income (Loss) Attributable to:
  CSFB (USA) Retained Interest                    $11.2       ($34.1)      ($51.8)       126.7         NM
  CSFBdirect Common Stock                           2.4         (7.4)       (11.3)          NM         NM

Notional Diluted per Share Statistics:
  Weighted Average Shares Outstanding           102.732      102.794      102.666
  Adjusted Earnings per Share(b)                  $0.13       ($0.15)      ($0.32)        97.4         NM
  Pro Forma                                                                ($0.30)

CSFBdirect Diluted per Share Statistics:
  Weighted Average Shares Outstanding            18.482       18.400       18.318
  Adjusted Earnings per Share(b)                  $0.13       ($0.15)      ($0.32)          NM         NM

Selected Operating Ratios:(b)
  As a % of Net Revenues:
    Compensation and Benefits                      23.8%        51.7%        42.6%
    Non-Compensation Expense                       53.9         75.1         69.7
    Advertising                                    15.8         15.7         17.0
    Pre-tax, Pre-marketing Income                  38.1        (11.2)         4.6
    Pre-tax Margin                                 22.3        (26.9)       (12.4)

  Tax Rate                                         41.8%        39.6%        39.7%

----------
(a)   As previously reported.
(b)   Excludes rebranding and reorganization costs tax effected at 40%.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 35

Historical Financials
--------------------------------------------------------------------------------

Quarterly Consolidated Income Statement
(dollars in millions, except per share data)

                                                                            For the Quarter Ended,
                                             ------------------------------------------------------------------------------
                                             3/31/99    6/30/99     9/30/99    12/31/99     3/31/00     6/30/00     9/30/00
                                             -------    -------     -------    --------     -------     -------     -------
Revenues:
  Commissions                                 $32.1      $35.7       $30.7       $44.4       $74.5       $45.5       $37.2
  Underwritings                                 0.4        3.3         1.8         3.5         3.1         1.6         1.6
  Fees                                          9.2       12.3        11.4        15.0        18.7        17.7        21.8
  Net Interest                                  5.6        8.4        11.0        13.5        17.9        18.8        18.4
                                            -------    -------     -------     -------     -------     -------     -------
    Net Revenues                               47.2       59.7        54.9        76.3       114.2        83.6        79.0

Costs and Expenses:
  Compensation and Benefits                    10.7       13.5        17.1        19.6        27.2        27.0        34.1
  Brokerage, Clearing, Exchange and Other       8.9        9.2         8.9        12.3        18.6        12.9        11.1
  Advertising                                   6.1       13.2        18.1        25.5        18.1        20.0         9.1
  Occupancy and Related Costs                   0.5        0.9         1.1         1.5         2.4         3.1         4.0
  Communications and Technology                 5.4        5.4         6.0         8.4        10.1        11.4        12.4
  Rebranding Costs                               --         --          --          --          --          --          --
  Reorganization Costs                           --         --          --          --          --          --          --
  Other Operating Expenses                      4.4        6.2         7.4         9.8        12.4        17.1        11.4
                                            -------    -------     -------     -------     -------     -------     -------
    Total Costs and Expenses                   35.9       48.4        58.6        77.0        88.7        91.5        82.1
                                            -------    -------     -------     -------     -------     -------     -------
Income (Loss) before Taxes                     11.3       11.2        (3.7)       (0.7)       25.5        (7.9)       (3.1)
Income Tax Provision                            4.1        5.2        (1.5)        0.1        10.7        (3.4)       (1.3)
Equity in Net Loss of Joint Ventures             --         (1)         (1)       (1.2)       (1.2)       (2.1)       (2.3)
                                            -------    -------     -------     -------     -------     -------     -------
Net Income (Loss)                              $7.2       $5.1       ($3.3)      ($2.0)      $13.6       ($6.6)      ($4.2)
                                            =======    =======     =======     =======     =======     =======     =======

Adjusted Net Income (Loss)(a)                  $7.2       $5.1       ($3.3)      ($2.0)      $13.6       ($6.6)      ($4.2)

Memo: Pre-tax, Pre-marketing Income           $17.4      $24.5       $14.4       $24.7       $43.5       $12.1        $6.0

Net Income (Loss) Attributable to:
  CSFB (USA) Retained Interest                 $7.2       $0.2       ($2.7)      ($1.6)      $11.2       ($5.4)      ($3.4)
  CSFBdirect Common Stock                       0.0        0.0        (0.6)       (0.4)        2.4        (1.2)       (0.7)

Notional Diluted per Share Statistics:
  Weighted Average Shares Outstanding       102.650    104.673     102.650     102.650     102.732     102.650     102.650
  Adjusted Earnings per Share(a)              $0.07      $0.05      ($0.03)     ($0.02)      $0.13      ($0.06)     ($0.04)

CSFBdirect Diluted per Share Statistics:
  Weighted Average Shares Outstanding                   20.423      18.400      18.400      18.482      18.400      18.400
  Adjusted Earnings per Share                            $0.00      ($0.03)     ($0.02)      $0.13      ($0.06)     ($0.04)

Selected Operating Ratios:(a)
  As a % of Net Revenues:
    Compensation and Benefits                  22.6%      22.7%       31.2%       25.7%       23.8%       32.3%       43.2%
    Non-Compensation Expense                   53.5       58.5        75.6        75.2        53.9        77.1        60.7
    Advertising                                12.9       22.2        33.0        33.4        15.8        23.9        11.6
    Pre-tax, Pre-marketing Income              36.8       41.0        26.2        32.4        38.1        14.4         7.6
    Pre-tax Margin(a)                          23.9       18.8        (6.8)       (1.0)       22.3        (9.5)       (3.9)

  Tax Rate                                     36.3%      46.3%       40.0%       11.7%       41.8%       42.4%       41.0%

                                               For the Quarter Ended,
                                               ----------------------
                                                12/31/00     3/31/01
                                                --------     -------
Revenues:
  Commissions                                     $36.2       $33.5
  Underwritings                                     0.6         0.2
  Fees                                             26.0        22.1
  Net Interest                                     17.2        15.6
                                                -------     -------
    Net Revenues                                   80.0        71.4

Costs and Expenses:
  Compensation and Benefits                        35.8        36.9
  Brokerage, Clearing, Exchange and Other          10.8        10.2
  Advertising                                      13.1        11.2
  Occupancy and Related Costs                       6.0         7.7
  Communications and Technology                    10.2        11.1
  Rebranding Costs                                  6.6        34.5
  Reorganization Costs                               --         9.0
  Other Operating Expenses                         12.7        13.5
                                                -------     -------
    Total Costs and Expenses                       95.2       134.0
                                                -------     -------
Income (Loss) before Taxes                        (15.2)      (62.6)
Income Tax Provision                               (5.8)      (24.8)
Equity in Net Loss of Joint Ventures               (1.4)       (3.7)
                                                -------     -------
Net Income (Loss)                                ($10.8)     ($41.5)
                                                =======     =======

Adjusted Net Income (Loss)(a)                     ($6.8)     ($15.5)

Memo: Pre-tax, Pre-marketing Income                $4.5       ($8.0)

Net Income (Loss) Attributable to:
  CSFB (USA) Retained Interest                    ($8.8)     ($34.1)
  CSFBdirect Common Stock                          (1.9)       (7.4)

Notional Diluted per Share Statistics:
  Weighted Average Shares Outstanding           102.650     102.794
  Adjusted Earnings per Share(a)                 ($0.07)     ($0.15)

CSFBdirect Diluted per Share Statistics:
  Weighted Average Shares Outstanding            18.400      18.400
  Adjusted Earnings per Share                    ($0.07)     ($0.15)

Selected Operating Ratios:(a)
  As a % of Net Revenues:
    Compensation and Benefits                      44.7%       51.7
    Non-Compensation Expense                       66.0        75.1
    Advertising                                    16.3        15.7
    Pre-tax, Pre-marketing Income                   5.6       (11.2)
    Pre-tax Margin(a)                             (10.8)      (26.9)

  Tax Rate                                         38.4%       39.6

----------
(a)   Excludes rebranding and reorganization costs tax effected at 40%.


--------------------------------------------------------------------------------
LAZARD                                                                   Page 36

Historical Financials
--------------------------------------------------------------------------------

Historical Consolidated Balance Sheet
(dollars in millions)

                                                               At December 31,
                                                      --------------------------------     At March 31,
                                                        1998         1999         2000         2001
                                                      -------      -------      -------      -------
Assets:
  Cash and Equivalents                                  $26.7       $237.0       $141.6       $129.7
  Short-term Investments                                   --          7.8         47.2         17.4
  Deposit with Affiliated Clearing Broker                 0.3          0.3          0.4          0.4
  Net Receivables from Brokers, Dealers & Others          1.9         19.0         28.4         32.8
  Financial Instruments Owned                             0.0          1.0          0.4          0.0
  Office Facilities                                       0.3          0.1          0.8          6.4
  Investments in and Advances to JVs                       --         11.0         46.9         64.8
  Long-term Corporate Development Investments              --          0.7          5.5          5.5
  Income Taxes Receivable                                  --           --           --         20.8
  Prepaid Expenses and Other Assets                       0.6          1.4          5.3         10.5
                                                      -------      -------      -------      -------
    Total Assets                                        $29.8       $278.4       $276.5       $288.4
                                                      =======      =======      =======      =======

Liabilities and Allocated Equity:
  Net Payables to Parent and Affiliates                  $5.2        $12.6        $26.4        $42.7
  Securities Short                                        0.0          0.0          0.1          0.1
  Accounts Payable and Accrued Expenses                   2.6         34.1         26.7         35.9
                                                      -------      -------      -------      -------
    Total Liabilities                                     7.8         46.7         53.2         78.7

  Allocated Equity                                       21.9        230.7        222.7        210.2
  Accumulated and Other Comprehensive Income               --          1.1          0.6         (0.5)
                                                      -------      -------      -------      -------
    Total Allocated Equity                               21.9        231.8        223.3        209.7
                                                      -------      -------      -------      -------

    Total Liabilities and Allocated Equity              $29.8       $278.4       $276.5       $288.4
                                                      =======      =======      =======      =======

Selected Statistics:
  Shares Outstanding                                  102.650      102.660      102.650      109.152
  Book Value per Share                                  $0.21        $2.26        $2.18        $1.92


--------------------------------------------------------------------------------
LAZARD                                                                   Page 37